UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street

Hamilton HM 10, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 294-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Genpact Limited, a Bermuda Company (the “Company”), has appointed Stacey Cartwright to the Board effective November 6, 2019.  The Board has also appointed Ms. Cartwright as a member of the audit committee of the Board.

Ms. Cartwright, age 55, was most recently the Deputy Chairman and Chief Executive Officer of Harvey Nichols Group, a chain of luxury retail stores, from 2014 to 2018.  Before her time at Harvey Nichols, Ms. Cartwright was the Chief Financial Officer and Executive Vice President of the luxury brand Burberry Group Plc.  She previously served as Chief Financial Officer of EGG plc, an internet banking company, and held various leadership positions in her more than a decade Granada, a media and leisure conglomerate in the UK.  Ms. Cartwright began her career in the audit practice of PricewaterhouseCoopers after studying economics and finance at The London School of Economics. Ms. Cartwright previously served as a non-executive director and member of the audit committee on the board of directors of GlaxoSmithKline plc from 2011 to 2017.  She also currently serves as a director of AerCap Holdings N.V. and Savills plc.

In accordance with the Company’s compensation program for non-employee directors, Ms. Cartwright will receive an annual base retainer of $62,500, which will increase to $70,000 effective January 1, 2020, and an additional annual retainer of $22,500 for her service on the audit committee.  She will also receive a sign-on grant of restricted share units with a value of $180,000 based on the closing share price of a Company common share on the grant date and an annual grant of restricted share units with a value of $175,000 based on the closing share price of a Company common share on the grant date. Ms. Cartwright has also entered into the Company’s standard form of indemnification agreement for directors of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: November 12, 2019	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, General Counsel and Secretary